United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 18, 2006

Date of report (date of earliest event reported)

Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53703 (608) 252-7000 www.mgeenergy.com	39-2040501
000-1125	Madison Gas and Electric Company (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53703 (608) 252-7000 www.mge.com	39-0444025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 18, 2006, the Board of Directors of MGE Energy, Inc., approved a change to compensation for directors who are not employees of MGE Energy or its subsidiaries. As approved, directors who are not employees receive an annual retainer of $17,000, plus $1,300 for each Board meeting attended, and $800 for each Audit, Compensation, Executive, or Personnel Committee meeting attended. All directors, with the exception of Mr. Wolter, are nonemployee directors. Consequently, Mr. Wolter is not eligible for director compensation. The Chairperson of the Audit Committee receives an additional $10,000 retainer. The Lead Director and Corporate Governance Chair receives an additional $5,000 retainer. The Compensation Committee Chair receives an additional $2,500 retainer.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc.

(Registrant)

/s/ Jeffrey C. Newman

Jeffrey C. Newman

Vice President and Treasurer

Date: August 22, 2006

Madison Gas and Electric Company

(Registrant)

/s/ Jeffrey C. Newman

Jeffrey C. Newman

Vice President and Treasurer

Date: August 22, 2006